Exhibit 15

November 4, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 6, 2004 on our review of the interim condensed consolidated financial information of Alcoa Inc. and its subsidiaries (the “Company”) for the three month period ended March 31, 2004 and 2003 and our report dated July 7, 2004 on our review of the interim condensed consolidated financial information of the Company for the three-month and six-month periods ended June 20, 2004 and 2003 and our report dated October 7, 2004, except for Note P, as to which the date is October 26, 2004, on our review of the interim condensed consolidated financial information of the Company for the three-month and nine-month periods ended September 30, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 are incorporated by reference in the Registration Statement on Form S-8.

Very truly yours,

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania